Exhibit E

                          SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is entered into as of June 2, 2006, by and among each of the parties listed on Schedule I annexed hereto (each, a "Seller" and collectively, the "Sellers"), and Harbinger Capital Partners Master Fund I, Ltd., a Cayman Islands exempt company (the "Purchaser").

         WHEREAS, the Sellers are the beneficial owners of an aggregate of 40,000 shares of Series A Voting Convertible Preferred Stock (the "Preferred Stock") of Salton, Inc., a Delaware corporation (the "Company");

         WHEREAS, the Sellers are party to that certain Registration Rights Agreement, dated as of July 15, 1998, among the Company and the Sellers (the "Registration Rights Agreement"); and

         WHEREAS, the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, an aggregate of 30,000 shares of Preferred Stock (the "Purchased Shares") on the terms set forth herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants, and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                      SALE AND PURCHASE OF PREFERRED STOCK

         1.1 Sale and Purchase of Preferred Stock. At the Closing (as defined below) and on the terms set forth herein, each Seller shall sell and deliver to the Purchaser all of its right, title, and interest in and to an amount of the Purchased Shares owned by such Seller as set forth opposite such Seller's name on SCHEDULE I hereto (which in the aggregate shall equal 30,000 shares of Preferred Stock), and (ii) the Purchaser shall purchase and accept from each such Seller, all right, title, and interest of such Seller in and to such Purchased Shares, free and clear of all mortgages, liens, claims, pledges, security interests, transfer restrictions and other encumbrances ("Liens"), other than restrictions on transfer imposed by applicable securities laws, in each case in the amount as set forth opposite each Seller's name on SCHEDULE I hereto. The closing (the "Closing") of the purchase and sale of the Purchased Shares is taking place on the date hereof concurrently with the execution and delivery of this Agreement.

         1.2 Purchase Price. At the Closing, the Purchaser shall pay each Seller an amount in cash set forth opposite such Seller's name on SCHEDULE I hereto (collectively, the "Purchase Price") as consideration for the purchase of the Purchased Shares being purchased from each Seller by the Purchaser hereunder. The Purchase Price payable to each Seller shall be paid by wire transfer of immediately available funds to accounts set forth on SCHEDULE II hereto.

         1.3 Deliveries. At the Closing, (i) the Sellers shall deliver to the Purchaser (A) stock certificates representing and evidencing the Preferred Stock owned by the Sellers (in such amounts as set forth opposite each such Seller's name on SCHEDULE I hereto) duly endorsed in blank or with an appropriate stock power in a form reasonably acceptable to Purchaser duly executed by Sellers relating to the transfer of the Purchased Shares contemplated hereby, (B) a copy of the executed resignation letter of both of the Sellers representatives on the Company's Board of Directors and (C) the Acknowledgement attached hereto as EXHIBIT C duly executed by the Company; and (ii) the Purchaser shall deliver (A) to each Seller the Purchase Price in accordance with Section 1.2 above and (B) to the Company a duly executed counterpart of a Joinder Agreement to the Registration Rights Agreement in the form attached hereto as EXHIBIT A (the "Joinder Agreement"). The Sellers and the Purchaser shall cooperate with each other to cause the Company and its transfer agent to issue and deliver, as soon as practicable after the date hereof, (i) to Purchaser a stock certificate evidencing and representing the Purchased Shares being purchased by Purchaser hereunder, and (ii) to each Seller a stock certificate representing the shares of Preferred Stock that each Seller will continue to own after giving effect to the transaction contemplated hereby; it being understood that all such certificates delivered to the Purchaser and the Sellers will contain thereon the legends in substantially the form set forth on SCHEDULE III hereto.

                                   ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each Seller hereby represents and warrants to the Purchaser as follows:

         2.1 Authorization. Such Seller has the requisite power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by it. The execution and delivery by such Seller of this Agreement and the performance by it of the transactions contemplated hereby to be performed by it have been duly authorized on the part of such Seller. This Agreement has been duly executed and delivered by such Seller and, assuming the due execution and delivery of this Agreement by the Purchaser, constitutes a valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms.

         2.2 Consents and Approvals. Other than as required under this Agreement or by the Securities Exchange Act of 1934, as amended, no consent, approval, waiver, order, or authorization of, or registration, declaration, or filing with, or notice to, the Company, any holder or third party, any federal, state, or foreign governmental agency, authority, or body or any instrumentality or political subdivision thereof is required to be obtained or made by such Seller in connection with the execution and delivery of this Agreement by such Seller, the performance by such Seller of the transactions contemplated hereby to be performed by it, or the consummation of the transactions contemplated hereby.

         2.3 Title to Preferred Stock. Such Seller is the beneficial owner of, and has good title to, the Purchased Shares set forth opposite such Seller's name on SCHEDULE I hereto free and clear of all Liens, other than restrictions on transfer imposed by applicable securities laws. Upon the consummation of the transactions contemplated hereby and assuming that the Purchaser has not otherwise received notice of any "adverse claim" (as defined in the Uniform

Commercial Code of the State of New York) with respect to the Purchased Shares, each Seller will transfer good and valid title to the Purchased Shares, free and clear of all Liens, other than restrictions on transfer imposed by applicable securities laws. Other than as set forth on SCHEDULE IV hereto, there are no written agreements, rights or understandings of any kind affecting the Purchased Shares to which such Seller is a party. No demand rights by any Seller have been exercised under the certain Registration Rights Agreement, a true, complete (excluding schedules and exhibits thereto) and correct copy of which has been provided to the Purchaser by the Sellers. The Purchased Shares were initially acquired by Sellers on July 28, 1998, and have been continuously held since such date.

         2.4 No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of such Seller's obligations hereunder will not conflict with, or result in any violation of or default under (a) any provision of any governing instrument applicable to such Seller, (b) any material agreement or other instrument to which such Seller is a party or by which such Seller or any of its properties is bound, or (c) to such Seller's knowledge, any material foreign or domestic permit, franchise, judgment, decree, statute, rule or regulation applicable to such Seller or such Seller's business or properties.

         2.5 Evaluation. Such Seller has conducted its own independent evaluation and made its own analysis as it has deemed necessary, prudent or advisable in order for it to make its own determination and decision to transfer the Purchased Shares, enter into this Agreement and consummate the transactions contemplated hereby. Such Seller is entering into this Agreement and the transactions contemplated hereby relying entirely upon such independent evaluation and analysis and without reliance upon any oral or written representations and warranties of any kind or nature by the Purchaser (other than as provided in Section 3 below).

         2.6 Value. Such Seller understands and acknowledges that the value of the Purchased Shares may be worth more or less than the aggregate consideration being delivered by the Purchaser in connection with the transactions contemplated by this Agreement.

         2.7 Conversion Price. The Conversion Price (as defined in the Company's Certificate of Designation of Series A Voting Convertible Preferred Stock (the "Series A Certificate of Designations")) as of the date of this Agreement is $11.3333 (rounded to the nearest one hundredth).

         2.8 Consent Agreement. The Consent Agreement (as defined below) constitutes a legal, valid and binding obligation of each Seller, enforceable against such Seller in accordance with its terms, and is in full force and effect with respect to each such Seller, and, following execution of this Agreement, will continue to constitute a legal, valid and binding obligation of each Seller, enforceable against such Seller in accordance with its terms. To such Seller's knowledge, no party to the Consent Agreement is in breach or default thereof and no event has occurred that with notice or lapse of time would constitute a breach or default, or permit termination or modification of the Consent Agreement. Such Seller has not received written notice from any party to the Consent Agreement that such party has repudiated any provision thereof. Upon consummation of the transactions contemplated by the Purchase Agreement, the Purchaser shall be deemed a "Transferee" (as defined in the Consent Agreement) under Section 8 of the Consent Agreement. Each Seller shall take such requisite actions to support any of the Company's obligations under
Section 8 of the Consent Agreement with regard to the election of the Purchaser's designee to the Company's Board of Directors.

         2.9 Stock Purchase Agreement. The Purchaser shall not, solely as a result of the consummation of the transactions contemplated by this Agreement, become subject to provisions of Section 7(a) of the Stock Purchase Agreement, dated as of July 15, 1998, by and among the Sellers and the Company (the "Stock Purchase Agreement"). The Sellers have provided the Purchaser with a true, complete (excluding schedules and exhibits thereto) and correct copy of the Stock Purchase Agreement.

         2.10 No Other Representations. The representations and warranties of such Seller contained in this Article 2 (or otherwise expressly made by such Seller in this Agreement) constitute the sole and exclusive representations and warranties of such Seller to the Purchaser in connection with this Agreement and the transactions contemplated hereby, and Purchaser acknowledges that all other representations and warranties are expressly disclaimed and may not be relied upon or serve as a basis for a claim against such Seller.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Sellers as follows:

         3.1 Authorization. The Purchaser has the requisite power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by it. The execution and delivery by the Purchaser of this Agreement and the performance by it of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and, assuming the due execution and delivery of this Agreement by the Sellers, constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

         3.2 Consents and Approvals. No consent, approval, waiver, order, or authorization of, or registration, declaration, or filing with, or notice to, any federal, state, or foreign governmental agency, authority, or body or any instrumentality or political subdivision thereof is required to be obtained or made by the Purchaser in connection with the execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of the transactions contemplated hereby to be performed by it, or the consummation of the transactions contemplated hereby other than as may be required by applicable securities laws.

         3.3 Securities Law Matters. The Purchaser:

                (a) is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3), or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) and/or a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act);

                (b) has sufficient knowledge and experience in investment transactions of the type contemplated hereby to evaluate the merits and risks of an investment in the Preferred Stock and is able to bear the risk of loss of its entire investment in the Preferred Stock;

                (c) is aware that an investment in the Preferred Stock is highly speculative and that there can be no assurance as to what return, if any, there might be;

                (d) is purchasing the Purchased Shares despite having had extremely limited or no opportunity to ask questions and receive answers from the Sellers or its representatives or from the Company or its representatives, or to conduct a diligence review of the Company or its business, prospects or financial condition, other than its ability to review information that is publicly available about the Company, but has nevertheless freely determined to purchase the Purchased Shares as contemplated hereby and has independently, and without reliance on the Sellers except as otherwise provided herein, and based upon such information as such Purchaser deemed appropriate, made its own analysis of the Company and its respective future financial performance and prospects and the value of the Preferred Stock;

                (e) has consulted with or has had an opportunity to consult with its legal and tax advisors in respect of the terms of and an investment in the Preferred Stock;

                (f) is acquiring the Purchased Shares for its own account solely for investment purposes and not with a view to the distribution thereof, without prejudice, however to its rights to sell or otherwise dispose of all or any part of the Purchased Shares under an effective registration statement under the Securities Act and applicable state securities laws, or pursuant to an exemption from such registration available under the Securities Act and applicable state securities laws;

                (g) understands and acknowledges that Seller is an "affiliate" within the meaning of the Securities Act and, as a result thereof, understands and acknowledges that the Purchased Shares are "restricted" securities and may not be sold, transferred, or otherwise disposed of, except pursuant to an effective registration statement in respect of the Purchased Shares or pursuant to an exemption from the registration requirements of the Securities Act, and further understands that the certificates representing the Purchased Shares will bear a legend reflecting same;

                (h) understands and acknowledges that Sellers are not making any representation or warranty as to the value or liquidity of the Preferred Stock or the business, condition (financial or otherwise), or prospects of the Company;

                (i) (1) is proceeding with the transactions contemplated hereby on the assumption that the Sellers may be in possession of material, non-public information concerning the Company and its direct and indirect subsidiaries (the "Company Information") that is not or may not be known to the Purchaser and that the Sellers have not disclosed to the Purchaser and that such Company Information may be material to a reasonable investor, such as Purchaser, when making investment decision, including the decision to enter in this Agreement and purchase the Purchased Shares; (2) is consummating the transactions contemplated hereby with full recognition and acknowledgment that the Sellers are privy to the Company Information, (3) is voluntarily entering into this transaction without the benefit of the Company Information and expressly warrants and represents that (x) except as expressly set forth in Article 2 hereof (or otherwise expressly made by the Sellers in this Agreement), the Sellers have not made, and the Purchaser disclaims the existence of or its reliance on, any representation by the Sellers or their affiliates or representatives concerning the Company or the Purchased Shares, and (y) it is not relying on any disclosure or non-disclosure made or not made with respect to the Company Information, or the completeness thereof, in connection with or arising out of the purchase of the Purchased Shares, and therefore has no claim against the Sellers with respect to the disclosure or non-disclosure of Company Information; (4) if any such claim may exist, the Purchaser, recognizing its disclaimer of reliance with respect to the Company Information and the Sellers' reliance on such disclaimer as a condition to entering into this transaction, covenants and agrees not to assert it against the Sellers or any of their affiliates or any of their respective officers, directors, shareholders, partners, representatives or agents; and (5) the Sellers shall have no liability, and the Purchaser waives and forever releases any claim that it might have against the Sellers or their affiliates or any of their respective officers, directors, shareholders, partners, representatives or agents, whether under applicable securities law or otherwise, based on the Sellers' knowledge, possession or nondisclosure to the Purchaser of the Company Information; and

                (j) understands and acknowledges that the Sellers are relying on the representations set forth in this Section 3.3 as a condition to entering into the transactions contemplated hereby.

         3.4 Acknowledgment. The Purchaser acknowledges that it has received and reviewed that certain Consent and Agreement, dated as of August 15, 2005, by and among the Company and the Sellers (the "Consent Agreement"), a true, correct and complete copy of which is attached hereto as EXHIBIT B, which remains in full force and effect as of the date hereof and has not been amended, modified or supplemented. The Purchaser hereby acknowledges that the Purchased Shares will be subject to, and agrees to be bound by, the terms of, and agreements of the Sellers under, the Consent Agreement as though an original party thereto; provided, as set forth in the Acknowledgment, Purchaser's right to designate one member to the Company's Board of Directors shall be irrespective of the continued ownership of the Sellers in the Company. The Purchaser further acknowledges that (i) it has reviewed the terms and provisions of the Registration Rights Agreement, the Series A Certificate of Designations, and such other publicly available information concerning the Company, and/or the Preferred Stock or the Company's other securities that it has deemed appropriate (including the Company's Certificate of Incorporation (and all Certificates of Designations that form a part thereof) and Bylaws, and that certain Rights Agreement, dated as of June 28, 2004, between the Company and UMB Bank, N.A.), and (ii) the terms of the Stock Purchase Agreement that inure to the benefit of Sellers are not, and will not be assignable, to Purchaser, except for the right to designate one director to the Company's Board of Directors, which is provided for in the Consent Agreement.

         3.5 No Other Representations. The representations and warranties of the Purchaser contained in this Article 3 (or otherwise expressly made by Purchaser in this Agreement) constitute the sole and exclusive representations and warranties of the Purchaser to the Sellers in connection with this Agreement and the transactions contemplated hereby, and the Sellers acknowledges that all other representations and warranties are expressly disclaimed and may not be relied upon or serve as a basis for a claim against the Purchaser.

                                   ARTICLE 4

                                  MISCELLANEOUS

         4.1 Counterparts. This Agreement may be executed in multiple counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         4.2 Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto) constitutes the entire agreement of the parties hereto in respect of the subject matter hereof, and supersedes all prior agreements or understandings among the parties hereto in respect of the subject matter hereof.

         4.3 Further Assurances. Each party hereto shall execute and deliver all such further and additional instruments and agreements and shall take such further and additional actions, as may be reasonably requested by any other party in order to evidence or carry out the provisions of this Agreement or to consummate the transactions contemplated hereby.

         4.4 Governing Law; Jurisdiction; Venue. This Agreement shall be enforced, governed, and construed in all respects (whether in contract or in tort) in accordance with the laws of the State of New York applicable to contracts made and performed in such State, without regard to its conflicts of law provisions. ANY ACTION, SUIT, OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR RELATING TO, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY CAN BE BROUGHT EXCLUSIVELY IN FEDERAL COURT SITTING IN THE SOUTHERN DISTRICT OF NEW YORK OR, IF SUCH COURT DOES NOT HAVE JURISDICTION, ANY DISTRICT COURT SITTING IN THE BOROUGH OF MANHATTAN, THE COUNTY OF NEW YORK, NEW YORK, AND EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH ACTION, SUIT, OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH ACTION, SUIT, OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH ACTION, SUIT, OR PROCEEDING THAT IS BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         4.5 Notices. Any notice, request, demand, or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand delivery, mail (first class, certified mail, postage prepaid), facsimile, or overnight courier if to any party hereto, at the address or facsimile number set forth below such party's name on the signature pages hereto or to such other address or facsimile number as such party shall have last designated by notice to the other parties hereto in accordance with this Section 4.5. Notices sent by hand delivery shall be deemed to have been given when received or delivery is refused; notices mailed in accordance with this Section 4.5 shall be deemed to have been given three days after the date so mailed; notices sent by facsimile shall be deemed to have been given when electronically confirmed; and notices sent by overnight courier shall be deemed to have been given on the next business day after the date so sent.

         4.6 Public Statements. Each of the Sellers and the Purchaser shall use reasonable efforts to consult with each other before issuing any press release or making any public statement in respect of this Agreement or the transactions contemplated hereby and, except for any press release, public statement or filing with any regulatory authority the making of which is required by applicable law, will not issue any such press release or make any such public statement prior to such consultation.

         4.7 No Recourse. Notwithstanding any other provision of this Agreement to the contrary, neither the Purchaser nor any person acting on its behalf may not assert any claim or cause of action against any controlling person, officer, director, partner, agent, employee, or other representative of the Sellers in connection with, arising out of, or relating to this Agreement or the transactions contemplated hereby.

         4.8 Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable under the applicable law of any jurisdiction, (i) the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby, and (ii) such invalid, illegal, or unenforceable provision shall not affect the validity or enforceability of any other provision of this Agreement.

         4.9 Successors and Assigns. Except as otherwise expressly provided herein, (i) this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and (ii) nothing express or implied in this Agreement, is intended or shall be construed to confer upon or give any person other than the parties hereto and their respective successors and permitted assigns any right, benefit, or remedy under or by reason of this Agreement.

         4.10 Amendments. This Agreement may be amended, modified or supplemented only pursuant to a written instrument making specific reference to this Agreement and signed by each of the parties hereto.

                                    * * * * *

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                PURCHASER:

                                HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

                                By: Harbinger Capital Partners Offshore
                                    Manager, L.L.C., as its investment manager

                                By: /s/ PHILIP A. FALCONE
                                    -------------------------------------------
                                Name: Philip A. Falcone
                                Title: Vice President



                                Address for Notices:
                                --------------------
                                c/o Harbinger Capital Partners Offshore
                                    Manager, L.L.C.
                                One Riverchase Parkway South
                                Birmingham, AL  35244
                                Attn: Legal Department
                                Facsimile No.: (205) 987-5505














                [Signature page to Securities Purchase Agreement]

                                SELLERS

                                CENTRE CAPITAL INVESTORS II, L.P.
                                CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P.
                                CENTRE CAPITAL OFFSHORE INVESTORS II, L.P.

                                By: Centre Partners II, L.P., as General Partner

                                By: Centre Partners Management LLC,
                                    Attorney in Fact

                                By: /s/ BRUCE G. POLLACK
                                    --------------------------------------------
                                Name: Bruce G. Pollack
                                Title: Managing Director


                                STATE BOARD OF ADMINISTRATION OF FLORIDA

                                By: Centre Parallel Management Partners, L.P.
                                    as Manager

                                By: Centre Partners Management LLC,
                                    Attorney in Fact

                                By: /s/ BRUCE G. POLLACK
                                    --------------------------------------------
                                Name: Bruce G. Pollack
                                Title: Managing Director


                                CENTRE PARALLEL MANAGEMENT PARTNERS, L.P.
                                CENTRE PARTNERS COINVESTMENT, L.P.

                                By: Centre Partners II, LLC, as General Partner

                                By: /s/ BRUCE G. POLLACK
                                    --------------------------------------------
                                Name: Bruce G. Pollack
                                Title: Managing Director


                                Address for Notices:
                                --------------------
                                30 Rockefeller Plaza, 50th Floor
                                New York, NY 10020
                                Attn: Bruce G. Pollack and Robert A. Bergmann Facsimile No.: (212) 332-5801




                [Signature page to Securities Purchase Agreement]

                                                                    SCHEDULE I
                                                                    ----------



                      PREFERRED STOCK BEING SOLD BY SELLERS
                      -------------------------------------


----------------------------------- -------------------------------- -----------------------------
NAME                                NO. OF SOLD SHARES               PURCHASE PRICE
----------------------------------- -------------------------------- -----------------------------
CENTRE CAPITAL INVESTORS II, LP                  9,234                        $4,617,000
----------------------------------- -------------------------------- -----------------------------
CENTRE CAPITAL TAX-EXEMPT                        3,004                        $1,502,000
INVESTORS II, L.P.
----------------------------------- -------------------------------- -----------------------------
CENTRE CAPITAL OFFSHORE INVESTORS                2,009                        $1,004,500
II, L.P.
----------------------------------- -------------------------------- -----------------------------
CENTRE PARALLEL MANAGEMENT                        142                          $71,000
PARTNERS, L.P.
----------------------------------- -------------------------------- -----------------------------
CENTRE PARTNERS COINVESTMENT, L.P.               1,588                         $794,000
----------------------------------- -------------------------------- -----------------------------
STATE BOARD OF ADMINISTRATION OF                14,023                        $7,011,500
FLORIDA
----------------------------------- -------------------------------- -----------------------------
TOTAL                                           30,000                       $15,000,000
-----
----------------------------------- -------------------------------- -----------------------------
